UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)		55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On January 29, 2026, Nuwellis, Inc. (the “Company”) entered into a securities purchase agreement (the “Private Placement Purchase Agreement”) with a certain institutional accredited investor (the “Purchaser”) in connection with a private placement (the “Private Placement”) for the offer, issuance and sale of (i) 994,537 pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase up to 994,537 shares (the “Pre-Funded Warrant Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”)  and (ii) 1,989,074 common warrants (the “Common Warrants”, and together with the Pre-Funded Warrants, the “Private Placement Warrants”) to purchase up to 1,989,074 shares of Common Stock (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares and the Pre-Funded Warrants, the “Securities”) for a combined purchase price of $3.09.

Under the terms of the Pre-Funded Warrants and Common Warrants, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant or Common Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded Warrants or Common Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “SEC”). A holder may increase or decrease the Beneficial Ownership Limitation to a higher or lower percentage (not to exceed 9.99%), effective 61 days after written notice to the Company.

The Private Placement Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Securities were issued to an institutional accredited investor in a private placement pursuant to Section 4(a)(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The gross proceeds from the Private Placement to the Company were approximately $3.1 million, before deducting the placement agent’s fees and related offering expenses. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. The Private Placement is expected to close on or about January 30, 2026, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc. acted as the exclusive placement agent for the Company (the “Placement Agent”) in connection with the Private Placement pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated as of January 29, 2026, pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 8.0% of the gross proceeds of the Private Placement and to reimburse the Placement Agent for out-of-pocket expenses of up to $90,000.

The foregoing summary of the Private Placement Purchase Agreement, the Placement Agency Agreement, the Common Warrants, and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Private Placement Purchase Agreement, the Placement Agency Agreement, the Common Warrants, and the Pre-Funded Warrants which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser.  In addition, the Company is required to prepare and file with the SEC one or more registration statements (a “Registration Statement”) to register for resale the Securities sold in the Private Placement within fifteen (15) days of January 29, 2026 and cause such registration statement to become effective (the “Effective Date”), within forty-five (45) days (or sixty (60) days if the SEC notifies the Company that it will “review” the registration statement).

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Warrant Inducement

As previously reported, on June 10, 2025, the Company issued and sold, in a registered public offering, 2,580,667 shares of its Common Stock, and pre-funded warrants to purchase 14,085,998 shares of Common Stock, in each case with accompanying Series A Warrants to purchase up to 49,999,995 shares of Common Stock and Series B Warrants to purchase up to 16,666,665 shares of Common Stock with gross proceeds of approximately $5.0 million (the Series A Warrants and Series B Warrants, collectively, the “June 2025 Warrants”).  Also, as previously reported, the Company issued and sold, in a best efforts registered public offering, 8,419,996 shares of the Company’s Common Stock, pre-funded warrants to purchase up to an aggregate of 2,830,004 shares of Common Stock and common warrants (the “April 2024 Warrants”) to purchase up to an aggregate of 16,875,000 shares of Common Stock. Also, as previously reported, on November 5, 2024, the Company entered into warrant inducement offer letters with certain investors to immediately exercise approximately 1.8 million of the April 2024 Warrants held by such investors and the Company issued to the investors a new Series I Common Stock Purchase Warrant (the “Series I Warrant”) and a new Series II Common Stock Purchase Warrant (“Series II Warrant”), in each case, to purchase up to a number of shares of common stock equal to 100% of the number of shares of Common Stock issued pursuant to the immediate exercise of the corresponding April 2024 Warrants (the “Series I Warrants and Series II Warrants, collectively, the “November 2024 Warrants”).

On January 29, 2026, the Company entered into a warrant inducement offer letter (the “January Inducement Letter”) with a certain investor to immediately exercise the remaining June 2025 Warrants and November 2024 Warrants held by such investor at a reduced exercise price of $2.84 (the “January Inducement Offer”) and the Company issued to the investor a new Common Stock Purchase Warrant (the “January Inducement Warrant”) to purchase up to a number of shares of common stock equal to 200% of the number of shares of Common Stock issued pursuant to the immediate exercise of the corresponding June 2025 Warrants and November 2024 Warrants. The January Inducement Warrants have an exercise price of $2.84 per share, will be exercisable immediately upon issuance, and will expire upon the five-year anniversary of the date that a resale registration statement related to the January Inducement Warrant issued in the January Inducement Offer becomes effective.

The Company received aggregate gross proceeds of approximately $2 million from the exercise of the June 2025 Warrants and November 2024 Warrants resulting in the issuance of up to an aggregate of 623,585 shares of Common Stock, subject to application of applicable beneficial ownership blockers. As of January 29, 2026, the Company had 1,686,892  shares of common stock issued and outstanding.

The Company also issued to the Placement Agent, or its designees, warrants to purchase up to 48,544 shares of our Common Stock (the “Placement Agent Warrants”) as part of the compensation payable to the Placement Agent in connection with the Private Placement and January Inducement Offering. The Placement Agent Warrants have substantially the same terms as the January Inducement Warrants described above, except that the Placement Agent Warrants have an exercise price of $5.0985 per share.

The January Inducement Warrants, and the shares underlying such warrants are being issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and will be unregistered. The Company has agreed, within fifteen (15) days of the closing, to file a registration statement with the SEC on the appropriate form covering the resale of the shares of Common Stock underlying the January Inducement Warrants, and shall use commercially reasonable efforts to cause such registration statement to become effective within forty-five (45) days (or sixty (60) days if the SEC notifies the Company that it will “review” the registration statement).

Subject to certain exceptions, for a period of forty-five (45) days following the Effective Date, the Company has agreed not to issue any shares of Common Stock or securities convertible into or exercisable or exchangeable for, or that would otherwise entitle the holder thereof to receive, Common Stock. Also, from the date of pricing until three months following the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a defined “Variable Rate Transaction,” subject to certain exceptions.

The Placement Agent acted as the exclusive warrant inducement agent to the Company in connection with the January Inducement Offer. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 8.0% of the gross proceeds received by the Company from the Inducement Offer.

The description of the terms and conditions of the January Inducement Warrant and the January Inducement Letter set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the January Inducement Warrant and January Inducement Letter attached hereto as Exhibits 4.3 and 10.4, respectively.

Rendiatech Transaction

On January 29, 2026, the Company entered into a Securities Purchase Agreement (“Rendiatech Purchase Agreement”) with Rendiatech, Ltd., an Israeli company (“Rendiatech”) and the sellers named therein (the “Sellers”) whereby the Company will purchase all of the issued and outstanding ordinary shares of Rendiatech (the “Transaction”) upon the completion of certain closing conditions, including receipt of approval of the Transaction from the Israeli Tax Authority. Rendiatech has no commercial operations and was formed on March 30, 2025 to acquire certain assets of RenalSense Ltd. following its bankruptcy proceedings; the Company is acquiring Rendiatech primarily to gain access to such assets.  In consideration, upon closing, the Company agreed to: (i) pay $125,000 cash at closing, (ii) issue 150,000 shares of the Company’s Common Stock, and (iii) issue stock options to purchase 30,000 shares of the Company’s Common Stock as set forth in the Rendiatech Purchase Agreement.  Additionally, the Company agreed to pay (i) to the Sellers’ Representative, for the benefit of the Sellers, $125,000 on or prior to December 31, 2026, (ii) $250,000 on the earlier to occur of: (a) the Commercial Regulatory Clearance Date (as defined in the Rendiatech Purchase Agreement)  or (b) December 31, 2027, and (iii) an earn-out royalty payment equal to nine percent (9%) of gross sales recognized by the Company on the commercial sale of Rendiatech’s real-time urine flow and kidney monitoring technology products known as “Clarity RMS” and “Clarity Prime” (the “Earn-Out Royalty”), until the Company’s aggregate payments of the Earn-Out Royalty equal $2,000,000. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations for a transaction of this type.  The Transaction is expected to close upon satisfactory completion of certain closing conditions.

The above description of the Rendiatech Purchase Agreement does not purport to be complete and is qualified in its entirety by the agreement filed as Exhibit 10.6, hereto, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 and included in Item 1.01 under the subtitles “Private Placement” and Warrant Inducement” are incorporated into this Item 3.02 by reference.

Based in part upon the representations of the Purchaser in the Private Purchase Agreement and the January Inducement Letter, the Company offered and sold the Securities and January Inducement Warrants in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, and the corresponding provisions of state securities or “blue sky” laws. The Securities and January Inducement Warrants have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. The Purchaser represented it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Securities and January Inducement Warrants for investment purposes only and not with a view to any resale or distribution of such securities in violation of the U.S. federal securities laws.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03	Material Modifications to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the January Inducement Letters is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 29, 2026, Carisa Schultz was appointed as the Chief Financial Officer, the Principal Financial Officer, and Principal Accounting Officer of the Company, effective February 2, 2026.

Ms. Schultz, age 48, most recently served as Vice President, Finance for NeueHealth (formerly Bright Health Group), a health care company that was publicly traded on NYSE, from April 2024 to November 2025, where she led all enterprise finance, treasury and corporate development activities.  Prior to that role, she served as Associate Vice President, Enterprise Finance from April 2022 to April 2024, and as Director, Finance from September 2020 to April 2022.  She previously served as Senior Business Intelligence Analyst for Starkey Hearing Technologies from October 2019 until July 2020, where she led all Business Intelligence activities supporting the US Retail Sales organization, as Director of Analytics and Interim Controller at Highline Labs from February 2015 until September 2019, where she led the Analytics and Revenue Cycle Management team, and as Lead Financial Consultant and President at The Wavelength Group, a consulting firm providing strategic FP&A and sales operations expertise to clients across multiple industries from July 2012 to February 2015.  Earlier in her career, she worked in Big 4 public accounting before moving into corporate finance at Boston Scientific and also advanced to Finance Manager at Cardiovascular Systems Inc. before founding The Wavelength Group.  Ms. Schultz received her Bachelor of Science of Business, Accounting degree from the University of Minnesota, Curtis L. Carlson School of Management.

The Company entered into an Offer Letter with Ms. Schultz (the “Offer Letter”). The Offer Letter provides that Ms. Schultz’s appointment with the Company will be effective February 2, 2026, (“Effective Date”), and that Ms. Schultz’s employment with the Company is “at will,” meaning either Ms. Schultz or the Company are entitled to terminate Ms. Schultz’s employment at any time for any reason, with or without cause.

The Offer Letter entitles Ms. Schultz to, among other benefits, the following compensation:

•	An annual base salary of $265,000;
•	A bonus of up to 40% of Ms. Schultz’s base salary, for the applicable bonus year, provided that Ms. Schultz must be employed and in good standing with the Company as of the bonus payment date;
•	Participation in the Company’s benefit programs and arrangements that the Company makes available to its employees;
•	An accrual of 152 hours of personal time off; and
•	Participation in the Company’s 401(k) plan.

Also, in connection with Ms. Schultz’s appointment as Chief Financial Officer of the Company, she is eligible to enter into the Company’s standard Change in Control Agreement (the “Change in Control Agreement”), which will provide for one year of severance in the event her employment is terminated following a Change in Control (as defined in the Change in Control Agreement) and includes payments upon Resignation for Good Reason and for Cause (each as defined in the Change in Control Agreement). The foregoing description of the Change in Control Agreement is not complete and is qualified in its entirety by reference to the form of Change in Control Agreement, which is attached to the Company’s Form 10-K as Exhibit 10.25.

The Company and Ms. Schultz also entered into an Employee Proprietary Information, Inventions Assignment and Non-Competition Agreement. Ms. Schultz is subject to certain non-solicitation and non-competition requirements. Additionally, in accordance with the Company’s customary practice, the Company intends to enter into its standard form of indemnification agreement with Ms. Schultz, which will require the Company to indemnify her against certain liabilities that may arise as a result of her status or service as an officer. The description of the indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Form 10-K as Exhibit 10.24.

Other than the Offer Letter, there is no arrangement or understanding between Ms. Schultz and any other person pursuant to which Ms. Schultz was selected as Chief Financial Officer. Ms. Schultz has no family relationships with any of the Company’s directors or executive officers. In addition, there are no transactions and no proposed transactions between Ms. Schultz and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter filed as Exhibit 10.6 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 29, 2026, the Company issued a press release announcing the Private Placement and Warrant Inducement and the Transaction. A copy of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively and are incorporated into this Item 7.01 by reference.

On January 30, 2026, the Company issued a press release announcing the appointment of Ms. Schultz as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.3, and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of January Inducement Warrant
10.1	Form of Securities Purchase Agreement, dated as of January 29, 2026, by and among the Company and the Purchaser identified on the signature page thereto.
10.2	Placement Agency Agreement, dated as of January 29, 2026, by and between the Company and the Placement Agent
10.3	Form of Registration Rights Agreement, dated as of January 29, 2026, by and among the Company and the Purchaser identified on the signature page thereto.
10.4	Form of Warrant Inducement Offer Letter
10.5	Securities Purchase Agreement, dated January 29, 2026, by and among the Company, Rendiatech and the sellers named therein.
10.6	Offer Letter, effective February 2, 2026
99.1	Press Release, announcing Offering
99.2	Press Release, announcing Rendiatech transaction
99.3	Press Release, announcing Chief Financial Officer appointment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2026	NUWELLIS, INC.

	By:	/s/ John L. Erb
	Name:	John L. Erb
	Title:	President and Chief Executive Officer